UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2015 (January 2, 2015)

EMCORE CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-36632	22-2746503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2015 Chestnut Street, Alhambra, California	91803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 293-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Amendment to the Asset Purchase Agreement with NeoPhotonics Corporation

On January 2, 2015, EMCORE Corporation, a New Jersey corporation (the “Company”), and NeoPhotonics Corporation, a Delaware corporation (“NeoPhotonics”), entered into Amendment No. 1 (the “APA Amendment”) to that certain Asset Purchase Agreement, dated October 22, 2014, by and between the Company and NeoPhotonics (the “Original APA” and, as amended by the APA Amendment, the “APA”).

The Company and NeoPhotonics entered into the APA in connection with the sale of certain assets and transfer of certain liabilities of the Company’s telecommunications business (the “Purchased Assets”) to NeoPhotonics.  Among other things, the Amendment (i) revised the nature and timing of the financial deliverable requirements of the Company to NeoPhotonics under the Original APA and (ii) removed inventory and purchase orders related to the T-XFP and T-TOSA product lines from the Purchased Assets.

The foregoing description of the APA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the APA Amendment filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On January 2, 2015, the Company completed the sale of its tunable laser and transceiver product lines to NeoPhotonics, pursuant to the APA. Pursuant to the terms and subject to the conditions of the APA, on January 2, 2015, (i) NeoPhotonics acquired certain assets, and assumed certain liabilities, primarily related to or used in the Company’s telecommunications business (the sale pursuant to APA, the “Telecom Transaction”). The Company sold the Purchased Assets to NeoPhotonics for an aggregate purchase price of $17,500,000, subject to certain adjustments described below (the “Purchase Price”), consisting of (i) $1.5 million in cash to be released from escrow within four business days of the closing date and (ii) a promissory note from NeoPhotonics in the principal amount of $16 million (the “Promissory Note”). The Promissory Note bears interest of 5% per annum for the first year and 13% per annum for the second year, payable semi-annually in cash, and matures two years from the closing of the Telecom Transaction.  In addition, the Promissory Note is subject to prepayment under certain circumstances and is secured by certain of the assets to be sold pursuant to the Transaction. The Purchased Assets include fixed assets and intellectual property for the ITLA, micro-ITLA, T-TOSA and T-XFP product lines and inventory for the ITLA and micro-ITLA product lines within the Company’s telecommunications business.  Pursuant to the APA, the Purchase Price is subject to certain adjustments for inventory, net accounts receivable and pre-closing revenues, and the principal amount due under the Promissory Note will be increased or decreased, as applicable, by an amount corresponding to any such adjustment

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the full text of the Original APA and APA Amendment filed herewith as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference.

The Company’s pro forma financial information giving effect to the Telecom Transaction will be filed within four business days of the closing of the Telecom Transaction.

Item 7.01                                           Regulation FD Disclosure.

On January 5, 2015, the Company issued a press release announcing that the Telecom Transaction had closed. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Company’s pro forma financial information giving effect to the Telecom Transaction will be filed within four business days of the closing of the Telecom Transaction.

(d)     Exhibits

Exhibit Number	Description

2.1	Amendment No. 1, dated January 2, 2015, to that certain Asset Purchase Agreement, dated as of October 22, 2014, by and between EMCORE Corporation and NeoPhotonics Corporation

99.1	Press Release, dated January 5, 2015, issued by EMCORE Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

Dated: January 5, 2015	By:	/s/ Alfredo Gomez
	Name:	Alfredo Gomez
	Title:	General Counsel and Secretary